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                                                                     EXHIBIT 5.2

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-8617 DPN20-6
CHICAGO, IL  60690

Date:  September 29, 1995             Employer Identification Number:
                                            36-2747735
TRANS LEASING INTERNATIONAL, INC.     File Folder Number:
C/O GREGORY K. BROWN                        360078137
OPPENHEIMER WOLF & DONNELLY           Person to Contact:
180 NORTH STETSON AVE., 45TH FLOOR    TECHNICAL SCREENER
CHICAGO, IL  60601                    Contact Telephone Number:
                                            (312) 435-1040
                                      Plan Name:
                                            SAVINGS PLAN [AS AMENDED
                                            AND RESTATED EFFECTIVE
                                            AS OF 7-1-94]
                                      Plan Number:  001

Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401.1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination letter is applicable for the amendment(s) adopted on 02-24-95.

          This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.
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                                      -2-


TRANS LEASING INTERNATIONAL, INC.

          This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Publ. L. 103-465.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,


                                       /s/ Robert H. Brock
                                       -------------------
                                       Robert H. Brock
                                       District Director

Enclosures
Publication 794